SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                          Filed by the Registrant [X]

                 Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                              Tech-Sym Corporation
               (Name of Registrant as Specified in its Charter)


     _____________________________________________________________________
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1.    Title of each class of securities to which transaction applies:

      2.    Aggregate number of securities to which transaction applies:

      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

      4.    Proposed maximum aggregate value of transaction:

      5.    Total fee paid:

[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1.    Amount Previously Paid:
      2.    Form, Schedule or Registration Statement No.:
      3.    Filing Party:
      4.    Date Filed:

                                     [LOGO]

                              TECH-SYM CORPORATION
                        10500 WESTOFFICE DRIVE, SUITE 200
                            HOUSTON, TEXAS 77042-5391

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 29, 1997

To the Stockholders
  of Tech-Sym Corporation:

     The Annual Meeting of Stockholders of Tech-Sym Corporation will be held in the Omni Ballroom of the Westchase Hilton and Towers at 9999 Westheimer, Houston, Texas, on Tuesday, April 29, 1997, at 10:00 A.M., Houston Time, for the following purposes:

          Proposal 1: To elect eight directors to serve until the next annual meeting of stockholders and or until their successors are elected and qualified.

          Proposal 2: To consider and act upon a proposal to ratify the appointment of Price Waterhouse LLP as independent accountants for the year 1997.

          Proposal 3: To consider and act upon a proposal to approve the Third Amendment to the 1990 Stock Option Plan.

     And to vote on all other matters incident to the conduct of the meeting or any adjournment(s) thereof.

     Stockholders of record at the close of business on March 14, 1997, are entitled to notice of and to vote at the meeting.

     All stockholders are cordially invited and urged to attend the meeting. EVEN IF YOU EXPECT TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ADDRESSED ENVELOPE. If you should attend, you may vote in person, if you wish, whether or not you have sent in your proxy.

                                      By Order of the Board of Directors.

                                               J. RANKIN TIPPINS
                                         GENERAL COUNSEL AND SECRETARY

MARCH 27, 1997

                              TECH-SYM CORPORATION

                                PROXY STATEMENT

SOLICITATION OF PROXIES

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Tech-Sym Corporation (the "Company") for use at the annual meeting of stockholders of the Company to be held in the Omni Ballroom of the Westchase Hilton and Towers at 9999 Westheimer, Houston, Texas, on Tuesday, April 29, 1997, at 10:00 A.M., Houston Time, and at any adjournment(s) thereof pursuant to and for the purposes set forth in the accompanying Notice of Meeting.

     The cost of solicitation of these proxies will be borne by the Company, including the reasonable costs incurred by custodians, nominees, fiduciaries, and other agents in forwarding the proxy material to their principals. The Company has engaged Georgeson & Company, Inc., a firm of professional proxy solicitors, to solicit proxies and will pay such firm a fee of approximately $6,500, plus expenses for so acting. In addition to such solicitation and the solicitation made hereby, certain directors, officers, and regular employees of the Company may solicit proxies by telegraph, telephone, and personal interview.

     A proxy will be voted in accordance with the stockholder's instruction or, if no instruction is indicated, it will be voted in favor of the proposals set forth in the notice attached hereto. Any stockholder may revoke his or her proxy at any time prior to its use by a later dated proxy. The proxy also may be revoked if the stockholder is present at the meeting and elects to vote in person. It is anticipated that the proxy materials will be first mailed or given to stockholders on or about March 31, 1997.

SUBMISSION OF STOCKHOLDER PROPOSALS

     In order to be considered for inclusion in the Company's proxy statement relating to the 1998 annual meeting of stockholders, stockholder proposals must be received at the Company's principal executive office no later than November 28, 1997, and must otherwise comply with the requirements of Rule 14a-8 under the Securities Act of 1934, as amended.

VOTING SECURITIES

     At the close of business on March 14, 1997, the record date for determination of stockholders entitled to notice of and to vote at the meeting, there were outstanding 6,043,381 shares of Common Stock (exclusive of 1,905,400 treasury shares), each share being entitled to one vote upon each of the matters to be voted on at the meeting. There are no other voting securities outstanding.

     The holders of a majority of the shares entitled to vote, present in person or by proxy, shall constitute a quorum at all meetings of stockholders. For purposes of determining the presence of a quorum, shares entitled to vote include shares as to which there is an abstention from voting on some or all matters submitted for voting and include shares as to which a broker will vote on at least one matter pursuant to discretionary authority of such broker to vote on such matter pursuant to applicable stock exchange rules. In the absence of a quorum (3,021,691 shares) at the meeting, either in person or by proxy, the meeting may be adjourned from time to time without notice other than announcement at the meeting until a quorum shall be formed.

     In conformity with the corporate law of Nevada (the state of the Company's organization) and the Company's articles of incorporation and bylaws, at any meeting of stockholders at which a quorum is present, a majority of the shares entitled to vote, present in person or represented by proxy, shall decide any matter submitted to such meeting for vote, unless the matter is one upon which by law or by express provision of the articles of incorporation or bylaws the vote of a greater number is required, in which case the vote of such greater number shall govern and control the decision of such matter. None of the proposals set forth in this proxy statement require a greater vote than a majority of shares. For purposes of determining whether a majority has been obtained with respect to a particular matter, shares as to which there is an abstention from voting and shares as to which a broker does not have authority to vote on such matter will not be treated as present and entitled to vote with respect to such matter.

     The following table sets forth as of January 31, 1997, the beneficial ownership of the Company's Common Stock with respect to each person known by the Company to be the beneficial owner of more than five percent of the Company's currently outstanding shares of Common Stock.

      NAME AND BUSINESS ADDRESS         AMOUNT AND NATURE OF     PERCENT
        OF BENEFICIAL OWNERS            BENEFICIAL OWNERSHIP     OF CLASS
-------------------------------------   --------------------     --------
Neuberger & Berman, LLC..............          725,675(a)          12.0%
  605 Third Avenue
  New York NY 10158-3698
Dimensional Fund Advisors, Inc.......          362,900(b)           6.0%
  1299 Ocean Avenue, 11th Floor
  Santa Monica CA 90401
Merrill Lynch Trust Company of Texas
  as Trustee of the Tech-Sym
  Retirement Plan
  and GeoScience Retirement Plan
  (the "Trustee")..................            380,313(c)           6.3%
  Suite 1150
  2121 San Jacinto Street
  Dallas, Texas 752015

------------

  (a) According to an amended Schedule 13G dated February 10, 1997, and filed with the Securities and Exchange Commission by Neuberger & Berman, Neuberger & Berman had sole voting power with respect to 115,500 of such shares and shared dispositive power with respect to all such shares.

  (b) According to a Schedule 13G dated February 5, 1997, and filed with the Securities and Exchange Commission, Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, Dimensional is deemed to have beneficial ownership of 362,900 shares of Tech-Sym Corporation stock as of December 31, 1996, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional had sole voting power with respect to 251,500 of such shares and sole dispositive power with respect to all such shares. Dimensional disclaims beneficial ownership of all such shares.

  (c) According to financial statements as of January 31, 1997, provided by the Trustee. The shares are held for the benefit of employees and former employees of the Company who participate in the Company's Retirement Plan and the GeoScience Retirement Plan. Each participant may direct the Trustee regarding the voting of such shares allocated to the participant's account. The total number of shares does not include those shares allocated to the accounts of the executive officers which are included in the table of beneficial ownership by officers and directors below.

     The following table sets forth as of January 31, 1997, the beneficial ownership of the Common Stock of the Company ("Tech-Sym") and its GeoScience Corporation ("GeoScience") subsidiary with respect to each director and nominee for director, each of the executive officers named in the Summary Compensation Table below, and all executive officers and directors of the Company as a group, and Tech-Sym as regards GeoScience.

                                                         AMOUNT AND NATURE OF BENEFICIAL OWENERSHIP
                                       ------------------------------------------------------------------------------
                                              GEOSCIENCE CORPORATION                   TECH-SYM CORPORATION
                                       ------------------------------------   ---------------------------------------
                                       SOLE VOTING     OPTIONS                SOLE VOTING        OPTIONS
                                           AND       EXERCISABLE                  AND          EXERCISABLE
         NAME OF INDIVIDUAL            INVESTMENT      WITHIN      PERCENT    INVESTMENT         WITHIN      PERCENT
              OR GROUP                    POWER        60 DAYS     OF CLASS      POWER           60 DAYS     OF CLASS
-------------------------------------  -----------   -----------   --------   -----------      -----------   --------
W. L. Creech.........................       40,000      10,000        *            1,000           5,000        *
Michael C. Forrest...................        2,500      10,000        *              500          10,000        *
A. A. Gallotta, Jr...................          100       5,000        *            2,000          15,000        *
Wendell W. Gamel.....................        5,000           0        *           84,666(a)(b)    36,000       1.99%
Christopher C. Kraft, Jr.............        2,000      10,000        *            1,500          20,000        *
Richard F. Miles.....................        1,823(a)        0        *              826(a)       11,000        *
Robert E. Moore......................        1,000       5,000        *           15,200          14,000        *
Coy J. Scribner......................          500           0        *           10,977(a)       31,000        *
Ray F. Thompson......................        2,000           0        *           20,944(a)       25,000        *
J. Rankin Tippins....................        4,000           0        *            7,906(a)       18,000        *
Charles K. Watt......................        1,000       5,000        *                0          15,000        *
All directors and executive
  officers as a group
  (14 persons).......................       62,123      45,000        1.04%      163,429         229,000       6.27%
Tech-Sym Corporation.................    7,900,000           0       77.02%

------------

   * Less than one percent (1%)

  (a) Includes shares allocated to the employee through his participation in the Tech-Sym Retirement Plan or the GeoScience Retirement Plan.

  (b) Includes 5,000 shares held in trust for Mr. Gamel's children in which he disclaims beneficial ownership.

                             ELECTION OF DIRECTORS

     PROPOSAL 1: THE BOARD OF DIRECTORS BY A UNANIMOUS VOTE NOMINATED AND URGES YOU TO VOTE FOR THE EIGHT NOMINEES LISTED BELOW. PROXIES SOLICITED HEREBY WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE COMMON STOCK PRESENT IN PERSON OR BY PROXY AT THE MEETING AND ENTITLED TO VOTE IS REQUIRED FOR APPROVAL OF THIS PROPOSAL.

     The Board recommends the election of the nominees listed below as directors to hold office until the next annual meeting of stockholders and until their successors are elected and qualified. Each of such nominees is presently a member of the Board. If at the time of the 1997 annual meeting of stockholders, any of such nominees should be unable to serve or is unwilling to serve, the discretionary authority provided in the Proxy will be used to vote for a substitute or substitutes designated by the Board of Directors. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.

     The Articles of Incorporation provide that the affairs of the Company shall be conducted by a Board of Directors of not less than three nor more than twenty members and empower the Board to increase or decrease its size within such limits. The Board in its discretion and in accordance with such authority has fixed its size at eight members. No proxy will be voted for a greater number of persons than the number of nominees named herein. If deemed desirable in the best interests of the Company, the Board of Directors (pursuant to authority contained in the Articles of Incorporation) may, subsequent to the annual meeting of stockholders, increase its size and elect one or more additional qualified persons to fill the vacancies which then exist pending the next annual meeting of stockholders.

     The nominees, and certain information with respect to each of them, are as follows:

W. L. CREECH
Director since 1989                      Compensation Committee Member  Age 69

Since his retirement from the United States Air Force as a Four Star General in 1984, General Creech has been an independent business consultant. During his military career spanning more than 37 years, General Creech held a succession of important posts, including as his last assignment Commander of the Tactical Air Command USAF. General Creech also serves as a director of Comarco, Inc., ESEA Corporation, and GeoScience Corporation.

MICHAEL C. FORREST
Director since 1995                              Audit Committee Member  Age 63

Since 1994, Mr. Forrest has served as the Senior Vice President of Technology and Business Development at Maxus Energy Corporation. Mr. Forrest joined Maxus in 1992 as Vice Chairman and Chief Operating Officer and served on its Board from 1992 to 1995, at which time Maxus was acquired by YPF. Prior to that, Mr. Forrest was president of Pecten International Co., a subsidiary of Shell U.S.A., and had worked within the exploration and production divisions of Shell for thirty-seven years. He also serves as a director of GeoScience Corporation.

A. A. GALLOTTA, JR.
Director since 1986                           Audit Committee Chairman  Age 64

Admiral Gallotta has been President of AAG Associates, Inc., a consulting firm for electronic companies, since 1985, the year that he retired from the United States Navy as a Rear Admiral. From 1988 to 1990, he served as President and Director of SWL, Inc., a technical support contractor to the United States Department of Defense and a subsidiary of Flow General Corporation. Admiral Gallotta dedicated 23 years of his naval career to electronic warfare related activities and was Vice Commander, Naval Electronics System Command, at the time of his retirement.

WENDELL W. GAMEL
Director since 1966                                                     Age 67

Mr. Gamel was first elected President of the Company in 1975. In 1980, he was elected Chairman of the Board and has continuously served in both capacities ever since. He also serves as a director of GeoScience Corporation.

CHRISTOPHER C. KRAFT, JR.
Director since 1983                    Compensation Committee Chairman  Age 73

Dr. Kraft has been a consultant to the aerospace industry since his retirement as Director of the NASA Johnson Space Center in 1982. He was Flight Director for all of the Mercury missions and many of the Gemini missions. He also serves as a director of GeoScience Corporation.

ROBERT E. MOORE
Director since 1966                                                     Age 71

Mr. Moore retired as Vice President, Secretary and General Counsel of the Company on December 31, 1990, after serving in such positions for more than nineteen years. Effective January 1, 1991, he became a consultant to the Company.

COY J. SCRIBNER
Director since 1983                                                    Age 65

From 1972, continuing to the present, Mr. Scribner has been President of Metric Systems Corporation, a subsidiary of the Company engaged in the business of designing and manufacturing electronic systems primarily used in defense. He was elected as a Vice President of the Company in 1985 and also serves as Chairman of Enterprise Electronics Corporation, a subsidiary of the Company engaged in the business of designing and manufacturing weather information systems.

CHARLES K. WATT
Director since 1987                      Compensation Committee Member  Age 59

Since 1988, Dr. Watt has served as Chairman of Scientific Research Corporation, a company involved in advanced technology products and services in which both the Company and Dr. Watt have equity interests. Since April 1990, Professor Watt has been a faculty member and Executive Assistant to the President at Clemson University. Prior to this appointment, he served as a laboratory director and faculty member at the Georgia Institute of Technology and as Director of Defense Test and Evaluation in the Office of the Secretary of Defense.

The Board has standing audit and compensation committees (the "Audit Committee" and the "Compensation Committee," respectively) that are composed of directors of the Company. The Board does not have a standing nominating committee, but considers and selects as a whole directors to fill Board vacancies that arise between annual meetings of stockholders as well as nominates candidates for election at such meetings. The Audit Committee's functions include making recommendations concerning the engagement of independent accountants, reviewing with the independent accountants the plan and results of the auditing engagement, approving professional services provided by the independent accountants, reviewing the independence of the independent accountants and reviewing the adequacy of the Company's internal accounting controls. The Compensation Committee makes recommendations to the Board as to compensation to be paid to (i) the officers of the Company, (ii) the chief executive officers and general managers of subsidiaries and divisions, and (iii) all employees of the Company and its subsidiaries, regardless of position, whose compensation exceeds a certain amount. The Compensation Committee also reviews, and makes recommendations to the Board with respect to, all incentive compensation plans proposed for the Company and its subsidiaries. The Compensation Committee administers the 1980 Stock Option Plan and the 1990 Stock Option Plan of the Company and has sole authority to grant options and stock appreciation rights under the 1990 Stock Option Plan. Options and stock appreciation rights may no longer be granted under the 1980 Stock Option Plan. During 1996, the Audit Committee had three meetings, the Compensation Committee had six meetings, and the Board of Directors had seven meetings. All members of the Board of Directors attended 75% or more of the total number of meetings of the Board and Board committees on which they served.

DIRECTORS' REMUNERATION

     Members of the Board of Directors who are not employees of the Company are paid a fee of $1,300 for attendance at each Board meeting and a fee of $250 for attendance at each Board committee meeting except for committee chairmen who are paid $500 for attendance at each Board committee meeting which they chair. Board members who are employees of the Company receive a fee of $100 for attendance at each Board meeting. Members of the Board who are not current or former employees of the Company are also paid an Annual Director Fee of $20,000.

NONEMPLOYEE DIRECTORS RETIREMENT PLAN

     Each director who is not a present or former officer or employee of the Company covered by a Company retirement plan or agreement is automatically covered by the Company's Nonemployee Directors Retirement Plan. Upon retirement on or after reaching age 65 or termination of service due to disability, each such director will be entitled to receive from the Company an annual retirement benefit equal to 65% of the Annual Director Fee in effect prior to retirement or disability. If a director leaves the Board prior to reaching age 65 for reasons other than disability, his retirement benefit will not begin until the director reaches age 65 and, if the director has served less than ten years as a director, retirement benefit will be reduced by 10% for each such year.

     The surviving spouse of a deceased director who was entitled to receive a retirement benefit under this plan will receive an annual benefit from the Company, beginning with the director's death, equal to 37 1/2% of the Annual Director Fee, subject to a reduction of 10% for each year less than 10 served as a director unless such director was a member of the Board on the date of death or had been previously terminated due to a disability. The spouse's benefit will continue for ten years or until the spouse's death, whichever occurs first.

     In the event of a change in control of the Company, as defined in the plan, the retirement benefits become 100% vested regardless of a director's length of service and are payable in a lump sum. The Company has contributed certain assets to a trust with a commercial bank to provide for the payment of the benefits under the plan. The amounts held in trust remain available to the claims of creditors of the Company in the event of its bankruptcy or insolvency.

STOCK OPTION PLAN

     The Company's 1990 Stock Option Plan provides for the automatic grant of non-qualified stock options and stock appreciation rights ("SARs") to nonemployee directors of the Company. An individual who becomes a nonemployee director shall be automatically granted options and SARs with respect to 10,000 shares of Common Stock as of the date such person first becomes a member of the Board of Directors. Each nonemployee director shall be automatically granted options and SARs with respect to an additional 1,000 shares of Common Stock effective as of the date of each regular annual meeting at which such person is reelected or continues to serve as a director. The exercise price of such options and SARs may not be less than 100% of the fair market value per share of the Common Stock on the date of grant. The stock options and SARs are exercisable on and after the first anniversary of the date of grant and have a term of ten years unless earlier terminated in the event a nonemployee director ceases to be a member of the Board for any reason except death, permanent disability, or retirement. The 1990 Stock Option Plan provides that, upon a change in control of the Company, all outstanding stock options and SARs would be immediately exercisable (with certain exceptions).

     The Compensation Committee has recommended, and the Board of Directors has approved subject to stockholder approval, an amendment to the 1990 Stock Option Plan to, among other things, increase from 1,000 to 2,000 the number of options and SARs automatically granted to nonemployee directors of the Company as of the date of each regular annual meeting at which such person is reelected or continues to serve as a director. The proposed amendment is scheduled to be acted on at the 1997 Annual Meeting of

Stockholders. See Proposal 3: Approval of Amendment to the Tech-Sym Corporation 1990 Stock Option Plan.

CONSULTING AND EMPLOYMENT AGREEMENTS

     The Company has a consulting agreement with Mr. Robert E. Moore, formerly an officer and currently a director of the Company, under which Mr. Moore provides advisory and consulting services to the Company for annual compensation of $9,263. Such agreement was effective on January 1, 1991, and is scheduled to terminate on December 31, 2000. For the year ended December 31, 1996, Mr. Moore was paid $9,263 under this agreement. For such year, Mr. Moore was also paid $69,225 pursuant to a deferred compensation agreement with the Company. Such agreement provides for the payment of such amount annually during the life of Mr. Moore and also provides for the payment of a surviving spouse's benefit, following his death, in an annual amount of $39,937.50 for the lesser of ten years or the remainder of her life.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Since September 12, 1988, Dr. Watt has served as Chairman of Scientific Research Corporation ('SRC') in which both the Company and Dr. Watt have equity interests. Mr. Gamel serves on the SRC Board of Directors which determines the compensation for Dr. Watt.

COMPLIANCE WITH SECTION 16 OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and, if any, persons who own more than ten percent of the Company's Common Stock to file with the Securities and Exchange Commission and the New York Stock Exchange reports relating to ownership and changes in ownership of such Common Stock. Copies of these reports must also be furnished to the Company. Based on a review of these reports and on written representations from the reporting persons that no other reports were required, the Company believes that all applicable Section 16(a) reporting requirements were fulfilled, except that Admiral Gallotta, a director, was late in reporting the sale of shares of the Company's Common Stock.

                             COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

     The Board of Directors has a Compensation Committee comprised of three non-employee directors which reviews and recommends to the Board the payment of
(i) compensation to any employee of the Company or its subsidiaries with an annual salary of $100,000 or more, and (ii) compensation, regardless of amount, to any division or subsidiary general manager or chief executive officer. In addition, the Compensation Committee reviews and recommends to the Board all incentive compensation plans including, without limitation, bonus plans, stock option plans, stock purchase plans, and key employee compensation agreements. The Board has final approval concerning the Compensation Committee's recommendations.

     The Compensation Committee also administers the Company's 1980 and 1990 Stock Option Plans and grants stock options and attendant stock appreciation rights to officers and key employees under the 1990 Stock Option Plan. The Board does not have any approval or disapproval authority concerning the grants awarded by the Compensation Committee.

     The executive compensation policies and practices are designed to provide competitive levels of compensation that integrate pay with the Company's annual and long-term performance goals. Compensation of the executive officers of the Company is primarily comprised of salary, incentive bonus, and stock options. In addition, all of the executive officers are eligible to participate in either the Company's or its subsidiary's Section 401(k) Retirement Plan and have entered into Termination Agreements with the Company. Certain executive officers are also parties to Executive Retirement Agreements with the Company.

SALARY

     The base salaries of the executive officers are established at a level deemed appropriate to attract and retain qualified executives. In establishing its recommendations, the Compensation Committee considers the recommendations of management, the amount of responsibilities of the executive officers, the salaries of others similarly situated both within and outside of the Company, the recent performance in the executive's area of responsibility, the relative performance of other companies in similar businesses, and any changes in the cost-of-living. The salaries of the executive officers are usually reviewed annually with the performance of the prior year taken into account. As a result, the salaries received in 1996 were determined in part by each individual's performance in 1995.

INCENTIVE BONUS PLANS

     The Company and its subsidiaries have incentive bonus plans which provide for incentive compensation for their officers and key employees. Under the Company's and GeoScience's plans, the aggregate bonus pool from which such awards can be made in any year cannot exceed 2% of the Company's or GeoScience's, respective, consolidated earnings before federal and state income taxes. The apportionment of that part of the Company's bonus pools paid to the executive officers is determined by the respective Board of Directors, pursuant to recommendations of the respective Compensation Committees, according to levels of responsibilities and individual performance. No bonus is payable if the Company or GeoScience, respectively, fails to earn a profit.

     Under the incentive bonus plan for the Company's and GeoScience's subsidiaries, directors, officers, and key employees of each of the subsidiaries are eligible to share in a bonus pool, calculated separately for each subsidiary, amounting to not less than 8% and not more than 15% of such subsidiary's annual earnings before state and federal income taxes. Bonus amounts earned in excess of 8% pre-tax earnings depend upon the degree by which each subsidiary exceeds certain performance criteria, such as sales, net profit and return on investment. The apportionment of the total amount of the bonus and the recipients thereof are determined by the senior management of the Company or GeoScience, respectively, and the respective subsidiary according to levels of responsibility and individual performance except that approval of the Board of Directors of the Company or GeoScience, respectively, pursuant to recommendations of the respective Compensation Committee, is required for an award to (i) any recipient whose annual salary is equal to or greater than $100,000 and (ii) any division or subsidiary general manager or chief executive officer, regardless of the amount of compensation. No bonus is payable if the subsidiary fails to earn a profit.

     The amount of the bonus pool of the Company and of each subsidiary is subject to reduction by the amount of (i) any bonuses such as year-end bonuses paid to employees for such year, (ii) the matching contributions which each such company would be required to make to the retirement plan, if any, on the total bonus pool amount for the accounts of its bonus recipients and (iii) certain marketing incentives paid to employees for such year.

STOCK OPTION PLAN

     The Company's and GeoScience's Stock Option Plans are designed to align the long-term interests of key employees with shareholder interests. The exercise price of such options may not be less than 100% of the fair market value per share of the Common Stock on the date of the grant. The employees awarded stock options benefit only when the market price of the Company's or GeoScience's stock increases to the benefit of all shareholders. It has been the practice to grant stock options to executive officers every three to five years. The number of options granted to any individual is dependent on the individual's level of responsibility and ability to influence the performance of the Company and its subsidiaries.

CEO COMPENSATION

     As with the other executive officers, the compensation of Mr. Gamel consists primarily of salary, incentive bonus, and stock options. Mr. Gamel's salary is reviewed on an annual basis by the Compensation Committee and the Board of Directors at the time of the annual election of officers at the Director's meeting held in conjunction with the annual stockholders' meeting held in April of each year. The incentive bonus is determined after the end of each year when financial results are available. Stock option grants are not automatic nor awarded on a regular basis.

     The Committee determined that a 11.5% salary increase for Mr. Gamel, effective May of 1996, was appropriate in light of a 4% cost-of-living increase, the Company's 15% increase in sales and 7.6% increase in net income from the prior year. The Board of Directors approved the recommendation of the Committee.

     A major portion of Mr. Gamel's compensation consists of an annual incentive bonus under the Incentive Bonus Plan described above and, as such, fluctuates with the financial performance of the Company. The Company's earnings in 1996 were approximately 76% greater than 1995 when the results of several non-recurring items were included and 4% greater when the non-recurring items were excluded. The Committee recommended, and the Board approved, a 1996 bonus for Mr. Gamel that was 3% greater than that received for 1995.

     The Compensation Committee also awarded Mr. Gamel stock options for 25,000 shares of Tech-Sym Corporation Common Stock with an exercise price of $34.625 per share, which was 100% of the closing sale price on the date of grant. The stock options awarded to Mr. Gamel comprised approximately 10% of all the stock options awarded to key employees and Directors of the Company in 1996. The Compensation Committee of the Company's GeoScience Corporation subsidiary also granted Mr. Gamel stock options for 25,000 shares of GeoScience Corporation Common Stock with an exercise price of $12.75 per share, which was 100% of the closing sale price on the date of grant.

     The foregoing report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, (the "Securities Act"), or under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that the Company specifically incorporated this information by reference, and shall not otherwise be deemed filed under such acts.

     The foregoing report is given by the following members of the Compensation Committee.

    Christopher C. Kraft, Jr.        W. L. Creech        Charles K. Watt

SUMMARY COMPENSATION TABLE

     The Summary Compensation Table shows certain compensation information for the Chief Executive Officer and the four other most highly compensated executive officers in 1996 (as the term "executive officer" is defined for proxy purposes by the Securities and Exchange Commission) for services rendered in all capacities during the years ended December 31, 1996, 1995, and 1994. The dollar value of other annual compensation not properly categorized as salary or bonus, such as perquisites and other personal benefits, did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus for any of the named executive officers in any of the years listed.

                           SUMMARY COMPENSATION TABLE

                                                                              LONG TERM COMPENSATION
                                                                            ---------------------------
                                                                             SECURITIES     SECURITIES
                                                                             UNDERLYING     UNDERLYING
                                                 ANNUAL     COMPENSATION      TECH-SYM      GEOSCIENCE      ALL OTHER
              NAME AND                           SALARY        BONUS        OPTIONS/SARS      OPTIONS      COMPENSATION
         PRINCIPAL POSITION             YEAR       ($)         ($)(A)          (#)(B)           (#)           ($)(C)
-------------------------------------   -----   ---------   ------------    ------------    -----------    ------------
W. W. Gamel..........................    1996     343,667        190,000       25,000          25,000          8,505
Chairman of the                          1995     325,333        184,000          -0-          --              8,093
Board, President, and                    1994     308,333        186,000          -0-          --              8,070
Chief Executive
Officer

C. J. Scribner.......................    1996     278,371         89,811       15,000           5,000          8,227
President of Metric                      1995     262,673         65,500          -0-          --              7,646
Systems Corporation                      1994     250,773        102,107          -0-          --              9,496

R. F. Miles..........................    1996     195,000        140,350        5,000          25,000          6,854
President of                             1995     183,000         67,920          -0-          --              5,695
GeoScience                               1994     166,000         98,500          -0-          --              5,678
Corporation

R. F. Thompson.......................    1996     172,000        150,000       15,000          15,000          7,714
Vice President,                          1995     163,167        124,000          -0-          --              7,425
Treasurer, and Chief                     1994     154,667        126,000          -0-          --              7,402
Financial Officer

J. R. Tippins........................    1996     142,733        119,772       15,000          15,000          7,413
General Counsel and                      1995     126,000        103,204          -0-          --              7,087
Secretary                                1994     119,400        104,265          -0-          --              7,087

------------

  (a) Incentive bonus amounts were earned during the years indicated, but paid in the first quarter of the following year.

  (b) Includes stock appreciation rights (SARs) awarded in tandem with each stock option.

  (c) Each of the amounts in this column are matching contributions by the Company to the executive officer's account in the Company's or GeoScience's Retirement (401(k)) Plan. The amounts for Messrs. Gamel and Scribner each include $600 in 1994 and 1995 and $700 and $600, respectively, in 1996 for attending Board meetings.

OPTION/SAR GRANTS TABLE

     The following table sets forth information concerning grants during 1996 of
(i) Tech-Sym stock options and stock appreciation rights (SARs) awarded in tandem with each Tech-Sym stock option and (ii) GeoScience stock options to each of the named executive officers and the potential realizable value of such options if the market price of the stock appreciates at the stated rates over the 10 year term of the option.

                                                                       % OF                                POTENTIAL REALIZABLE
                                                                       TOTAL                                 VALUE AT ASSUMED
                                                       NUMBER OF      OPTIONS                                ANNUAL RATES OF
                                                       SECURITIES     GRANTED                                  STOCK PRICE
                                                       UNDERLYING       TO        EXERCISE                   APPRECIATION FOR
                                                        OPTIONS      EMPLOYEES    OR BASE                     OPTION TERM(B)
                                                        GRANTED      IN FISCAL     PRICE      EXPIRATION   --------------------
                NAME                      COMPANY        (#)(A)        YEAR        ($/SH)        DATE        5%($)     10%($)
-------------------------------------   -----------    ----------    ---------    --------    ----------   ---------  ---------
W. W. Gamel..........................   Tech-Sym         25,000         10.9       34.625       4/29/06      544,375  1,379,625
                                        GeoScience       25,000          6.8        12.75      6/19/.06      200,500    508,000
C. J. Scribner.......................   Tech-Sym         15,000          6.5       34.625       4/29/06      326,625    827,775
                                        GeoScience        5,000          1.4        12.75       6/19/06       40,100    101,600
R. F. Miles..........................   Tech-Sym          5,000          2.2       34.625       4/29/06      108,875    275,925
                                        GeoScience       25,000          6.8        12.75       6/19/06      200,500    508,000
R. F. Thompson.......................   Tech-Sym         15,000          6.5       34.625       4/29/06      326,625    827,775
                                        GeoScience       15,000          4.1        12.75       6/19/06      120,300    304,800
J. R. Tippins........................   Tech-Sym         15,000          6.5       34.625       4/29/06      326,625    827,775
                                        GeoScience       15,000          4.1        12.75       6/19/06      120,300    304,800

------------

  (a) According to both the shareholder approved Tech-Sym 1990 Stock Option Plan and GeoScience 1996 Equity Incentive Plan, the exercise price of stock options and stock appreciation rights may not be less than the market value per share on the date of grant. Tech-Sym options are exercisable starting twelve months from grant date, with 20% of the shares covered thereby becoming exercisable at that time and with 20% of the option shares becoming exercisable every six months thereafter with full vesting occurring on the third anniversary date. GeoScience options are exercisable starting twelve months from grant date, with 25% of the shares covered thereby becoming exercisable at that time and 25% of the option shares becoming exercisable every year thereafter with full vesting occurring on the fourth anniversary date.

  (b) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by Securities and Exchange Commission rules and are not intended to reflect historical performance or to forecast possible future appreciation, if any, in the Company's or GeoScience's stock price. The assumed annual rates of 5% and 10%, compounded over ten years, would result in the Company's and GeoScience's common stock price increasing from $34.625 and $12.75 per share, respectively, on the grant date to $56.40 and $20.77, respectively, at 5% and $89.81 and $33.07, respectively, at 10% in the year 2006.

OPTION/SAR  EXERCISES AND YEAR-END VALUE TABLE

     The following table summarizes for each of the named executive officers the number of Tech-Sym and GeoScience stock options and stock appreciation rights
(SARs), if any, exercised during the year ended December 31, 1996, the aggregate dollar value realized upon exercise, the total number of unexercised options and SARs, if any, held at December 31, 1996, and the aggregate dollar value of in-the-money, unexercised options and SARs, if any, held at December 31, 1996. Value realized upon exercise is the difference between the fair market value of the underlying stock on the exercise date and the exercise or base price of the option or SAR. Value of the unexercised, in-the-money options or SARs at fiscal year-end is the difference between its exercise or base price and the fair market value of the underlying stock on December 31, 1996, which was $29.75 per share for Tech-Sym and $13 per share for GeoScience. THESE VALUES, UNLIKE THE AMOUNTS SET FORTH IN THE COLUMN HEADED "VALUE REALIZED," HAVE NOT BEEN, AND
MAY NEVER BE REALIZED. THE UNDERLYING OPTIONS OR SARS HAVE NOT BEEN, AND MAY NOT BE, EXERCISED; AND ACTUAL GAINS, IF ANY, ON EXERCISE WILL DEPEND ON THE VALUE OF TECH-SYM AND GEOSCIENCE COMMON STOCK ON THE DATE OF EXERCISE. THERE CAN BE NO ASSURANCE THAT THESE VALUES WILL BE REALIZED. Unexercisable options are those which have not yet vested under the vesting schedule in the Company's 1990 Stock Option Plan or GeoScience's 1996 Equity Incentive Plan.

                        AGGREGATED OPTION/SAR EXERCISES
                               IN 1996 AND FY-END
                               OPTION/SAR VALUES

                                                                                                               VALUE OF
                                                                                                              UNEXERCISED,
                                                                                   NUMBER OF SECURITIES       IN-THE-MONEY
                                                                                  UNDERLYING UNEXERCISED      OPTIONS/SARS
                                                                                       OPTIONS/SARS               AT
                                                      SHARES                          AT FY-END(#)(A)         FY-END($)(B)
                                                    ACQUIRED ON      VALUE      ---------------------------   -----------
                NAME                     COMPANY    EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE
-------------------------------------  -----------  -----------   -----------   -----------   -------------   -----------
W. W. Gamel..........................  Tech-Sym        3,000         40,050        36,000         25,000        550,500
                                       GeoScience       -0-            -0-           -0-          25,000          -0-
Coy J. Scribner......................  Tech-Sym        6,000         86,250        31,000         15,000        480,500
                                       GeoScience       -0-            -0-           -0-           5,000          -0-
R. F. Miles..........................  Tech-Sym        4,000         76,500        11,000          5,000        154,000
                                       GeoScience       -0-            -0-           -0-          25,000          -0-
Ray F. Thompson......................  Tech-Sym        5,000         70,000        25,000         15,000        388,750
                                       GeoScience       -0-            -0-           -0-          15,000          -0-
J. R. Tippins........................  Tech-Sym        1,500         22,312        18,000         15,000        275,250
                                       GeoScience       -0-            -0-           -0-          15,000          -0-

                NAME                   UNEXERCISABLE
-------------------------------------  -------------
W. W. Gamel..........................       -0-
                                           6,250
Coy J. Scribner......................       -0-
                                           1,250
R. F. Miles..........................       -0-
                                           6,250
Ray F. Thompson......................      -0-
                                           3,750
J. R. Tippins........................       -0-
                                           3,750
------------
(a) Includes stock appreciation rights (SARs) awarded in tandem with each Tech-Sym stock option.

(b) In-the-Money Options/SARs are those where the fair market value of the underlying security exceeds the exercise or base price of the option or SAR.

EXECUTIVE RETIREMENT AGREEMENTS

     The executive officers named in the Summary Compensation Table are each parties to retirement agreements with the Company which provide for the payment to each such officer an annual retirement benefit for the remainder of his life commencing at his retirement on or after age 65 in an amount equal to 65% of such executive's highest rate of base salary in effect at any time prior to his reaching age 61 ("Base Salary"). If such executive voluntarily terminates his employment prior to age 65, but on or after age 62, he shall commence receiving his retirement benefit reduced by 1.39% for each full calendar month which his date of termination precedes his 65th birthday, unless such reduction is waived by the Board. The applicable Base Salaries to date of Messrs. Gamel, Scribner, Miles, Thompson and Tippins are $240,000, $231,000,

$195,000, $175,000, and $150,000, respectively. The agreements further provide for the payment of a surviving spouse's benefit equal to 37 1/2% of the officer's Base Salary, which is payable annually upon his death to his surviving spouse, if any, for the lesser of ten years or the remainder of her life. The Company's obligation under each of the agreements to pay the retirement benefits terminates if the officer voluntarily leaves the employ of the Company prior to reaching age 62 (other than due to death or total and permanent disability) or is terminated for cause. The benefits remain payable in the event of either the executive's termination of employment prior to age 62 because of his total and permanent disability or his termination after reaching age 62, but in both instances are subject to reduction for their early commencement unless such reduction is waived by the Board. Under each of the agreements, the surviving spouse's benefit is not payable if the officer voluntarily leaves the employ of the Company prior to age 62 or is terminated for cause, but is payable if the executive dies while still in the employ of the Company, or after his termination of employment after reaching age 62 or after his termination due to a disability. The agreements also provide the executive with continued Company-provided health benefits after his retirement. The benefits under the agreements are completely vested except for those contained in the agreement with Mr. Miles which provides for 50% vesting after ten years of continuous employment with an additional 10% each year thereafter until fully vested.

     The Company has contributed certain assets to a trust with a commercial bank to provide for the payment of the benefits under the retirement agreements. The amounts held in trust remain available to the claims of creditors of the Company in the event of its bankruptcy or insolvency.

TERMINATION AGREEMENTS

     The Company has entered into Termination Agreements with certain key employees, including Messrs. Miles, Thompson, and Tippins named in the Summary Compensation Table, which provide that if the employee's employment is terminated during the three-year period following a Change in Control of the Company, as defined in the agreements, other than for cause or by the employee for other than "good reason," the employee will continue to be paid his base salary, participate in the Bonus Plan and receive certain other benefits for the remainder of such three-year period, reduced by any amounts payable to the employee (i) pursuant to a Retirement Agreement and (ii) from other employment.

STOCK OPTION PLANS

     The Company's 1990 Stock Option Plan, as amended (the "1990 Option
Plan"), provides for the grant of stock options to purchase shares of the Company's Common Stock and for the grant of Stock Appreciation Rights ("SARs") in tandem therewith to (i) key employees of the Company and its subsidiaries as determined by the Company's compensation committee and (ii) the members of the Board of Directors of the Company who are not employees of the Company. The maximum number of shares of Common Stock as to which options or SARs may be granted under the 1990 Option Plan is 858,000 shares, subject to certain adjustments to prevent dilution. The exercise price of such options and SARs may not be less than 100% of the fair market value per share of the Common Stock on the date of grant. The 1990 Option Plan provides that, upon a change in control of the Company, all outstanding stock options and SARs would become immediately vested and exercisable (with certain exceptions).

     Pursuant to the recommendation of the Compensation Committee, the Board of Directors has approved, subject to stockholder approval, an amendment to the 1990 Stock Option Plan to, among other things, (i) increase the maximum number of shares of Common Stock of the Company issuable under the plan from 858,000 shares to 1,158,000 shares and (ii) limit the number of shares of Common Stock to 250,000 as to which options and stock appreciation rights may be granted to any person during any calendar year. The proposed amendment is scheduled to be acted on at the 1997 Annual Meeting of Stockholders. See Proposal 3: Approval of Amendments to the Tech-Sym Corporation 1990 Stock Option Plan.

     The GeoScience Corporation 1996 Equity Incentive Plan provides for the grant of stock options, SARs, restricted stock, dividend equivalents, performance nits, phantom shares, limited stock appreciation rights ("LSARs"), bonus stock and cash tax rights to (i) all officers and employees of, and any consultants to, GeoScience or any affiliate of GeoScience as determined by the GeoScience Compensation Committee and (ii) the directors of GeoScience who are not employees or consultants of GeoScience or an affiliate who will receive only automatic grants of Director options with tandem LSARs. The maximum number of shares of GeoScience Common Stock as to which options or SARs may be granted under the 1996 Equity Incentive Plan is 1,500,000 shares, subject to certain adjustments to prevent dilution. The exercise price of such options and SARs may not be less than 100% of the fair market value per share of the GeoScience Common Stock on the date of grant. The 1996 Equity Incentive Plan provides that, upon a change in control of the Company or, if GeoScience ceases to be a subsidiary of the Company, a change of control of GeoScience, all outstanding stock options, SARs, and other awards under the plan would become immediately vested and exercisable (with certain exceptions).

SHARE INVESTMENT PERFORMANCE

     The following graph reflects a comparison of the cumulative total return (change in stock price plus reinvested dividends) of the Company's Common Stock from December 31, 1991, through December 31, 1996, with the cumulative total returns reflected in the Media General Financial Services Composite Market Value Index (a broad market index which includes over 7,000 publicly held companies) and the Media General Financial Services Industry Group 171 Index -- Electronic Equipment Manufacturers (a market index reflecting performance of the Company's peers and which includes the Company). The data presented assumes a hypothetical investment of $100 in the Company's stock and in the underlying stocks of each of the two indices as of January 1, 1992, and that all dividends were reinvested.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

                 [LINEAR GRAPH PLOTTED FROM DATA IN TABLE BELOW]

                                                               FISCAL YEAR ENDING
                                       ------------------------------------------------------------------
                                          1991        1992       1993       1994       1995       1996
                                       -----------  ---------  ---------  ---------  ---------  ---------
TECH-SYM CORPORATION.................         100      101.87     158.88     175.70     236.45     222.43
ELECTRONIC EQUIPMENT MANUFACTURERS...         100      132.49     190.89     211.88     292.02     400.13
COMPOSITE MARKET VALUE...............         100      104.00     119.39     118.39     153.50     185.38

                     ASSUMES $100 INVESTED ON JAN. 1, 1992
                          ASSUMES DIVIDENDS REINVESTED
                        FISCAL YEAR ENDING DEC. 31, 1996

     The foregoing price performance comparisons shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this graph by reference, and shall not otherwise be deemed filed under such Acts.

     There can be no assurance that the Company's share performance will continue into the future with the same or similar trends depicted in the graph above. The Company will not make or endorse any predictions as to future share performance.

                    RATIFICATION OF INDEPENDENT ACCOUNTANTS

     PROPOSAL 2: THE BOARD OF DIRECTORS HAS UNANIMOUSLY SELECTED PRICE WATERHOUSE LLP, AND URGES YOU TO VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF SUCH FIRM, AS INDEPENDENT ACCOUNTANTS OF THE COMPANY FOR THE YEAR 1997. PROXIES SOLICITED HEREBY WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE COMMON STOCK PRESENT IN PERSON OR BY PROXY AT THE MEETING AND ENTITLED TO VOTE IS REQUIRED FOR APPROVAL OF THIS PROPOSAL.

     By action of the Board of Directors, Price Waterhouse LLP has been selected as independent accountants of the Company for the year ending December 31, 1997, and the Board of Directors proposes the ratification of such selection. Price Waterhouse LLP has audited the accounts of the Company since 1967. A representative of such firm is expected to be present at the annual meeting of stockholders with the opportunity to make a statement if he desires to do so and will be available to answer appropriate questions.

               APPROVAL OF AMENDMENTS TO THE TECH-SYM CORPORATION
                             1990 STOCK OPTION PLAN

     PROPOSAL 3: THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND URGES YOU TO VOTE FOR PROPOSAL 3. PROXIES SOLICITED HEREBY WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES. THE AFFIRMATIVE VOTE OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK IS REQUIRED FOR APPROVAL OF THIS PROPOSAL.

     The Board of Directors is proposing for stockholder approval certain amendments to the Company's 1990 Stock Option Plan (the "Plan"), consisting of
(i) an increase in the maximum number of shares of Common Stock of the Company issuable under the Plan from 858,000 shares to 1,158,000 shares, (ii) an increase in the number of shares of Common Stock subject to options that are automatically granted to each nonemployee director of the Company on an annual basis, without the need for any additional action by the Board of Directors or stockholders of the Company, from 1,000 shares to 2,000 shares, and (iii) for purposes of enabling the exercise of grants to qualify as "performance based" compensation for tax deduction purposes under Section 162(m) of the Internal Revenue Code (the "Code"), the imposition of a limit of 250,000 shares of Common Stock as to which options and stock appreciation rights ("SARs") may be granted to any person during any calendar year, disregarding any SAR granted in tandem with an option. A copy of the amended and restated Plan is set forth as Appendix A to this Proxy Statement. The following summary of the Plan is qualified in its entirety to the more detailed provisions of the Plan.

     GENERAL. The Plan was adopted by the Board of Directors of the Company on February 15, 1990, and approved by the Company's stockholders on April 24, 1990. The Board of Directors of the Company approved an amendment to the Plan on February 21, 1991, which was approved by the stockholders on April 30, 1991, increasing the maximum number of shares issuable under the Plan from 300,000 to 570,000 shares. The Board of Directors approved a second amendment to the Plan on February 17, 1994, which was approved by the stockholders on April 26, 1994, increasing the maximum number of shares issuable under the Plan from 570,000 to 858,000 shares. The Board of Directors of the Company approved a third amendment to the Plan on February 20, 1997, subject to stockholder approval, which provides for the amendments discussed above. The purpose of the Plan is to advance the interests of the Company by providing incentive awards and stock ownership opportunities to those key employees (including directors who are employees) who contribute significantly to the performance of the Company and its subsidiaries and to the members of the Board of Directors of the Company who are not employees of the Company. In addition, the Plan is intended to enhance the ability of the Company to attract and retain individuals of superior managerial ability and to motivate such individuals to exert their best efforts towards future progress and profitability of the Company. The terms of the Plan are described below and the Plan, including the proposed amendment, is set forth in its entirety as Appendix A.

     The Plan provides for the grant of stock options to purchase shares of the Company's Common Stock and for the grant of stock appreciation rights ("SARs") in tandem therewith to (i) key employees of the Company and its subsidiaries as determined by the Company's compensation committee and (ii) the members of the Board of Directors of the Company who are not employees of the Company. The maximum number of shares of Common Stock as to which options of SARs may granted under the Plan, as amended, is 858,000 shares, subject to certain adjustments to prevent dilution. Upon approval of the third amendment to the Plan by the Company's stockholders, the maximum number of shares of Common Stock as to which options or SARs may be granted under the plan will be 1,158,000 shares, subject to certain adjustments to prevent dilution. Stock options granted under the Plan to key employees may be either incentive stock options ("ISOs") under the provisions of Section 422 of the Code, or nonqualified stock options ("NSOs"). Options granted to nonemployee Directors will be NSOs, as options granted to nonemployees do not qualify as ISOs. No amounts are required to be paid by any key employee or nonemployee director at the time of receipt of any stock option or SARs by any such person.

     The Plan is administered by the Company's compensation committee, which, under the terms of the Plan, must consist solely of nonemployee directors. The compensation committee has complete discretion in determining the key executives and employees of the Company or its subsidiaries who shall receive stock options and the number of such options to be granted. The Plan provides that, in granting options to key employees, the compensation committee shall take into consideration the contribution an employee has made or may make to the success of the Company or its subsidiaries and such other factors as the compensation committee shall determine. As described below, the Plan provides for the automatic grant of stock options and SARs to nonemployee directors of the Company in specified amounts and at specified times. As of March 14, 1997, 200 key employees and six nonemployee directors are eligible to participate in the Plan.

     The compensation committee has the discretion to grant a SAR separately or in tandem with any option granted to a key employee under the Plan, and the grant of a SAR may be made on or after the date of the grant of an option. A SAR granted to a key employee entitles such employee to receive shares of Common Stock, cash or any combination thereof, as determined by the compensation committee, having an aggregate value equal to the excess of (i) the fair market value of one share of Common Stock on the date of exercise over the purchase price per share specified in such SAR, multiplied by (ii) the number of shares for which the SAR is exercised. A SAR granted to a nonemployee director entitles such Director to receive shares of Common Stock and cash having an aggregate value as determined in the preceding sentence with respect to the number of shares for which the SAR is exercised, with such aggregate value to be automatically paid one-half in cash and one-half in shares of Common Stock. No fractional shares of Common Stock shall be issued upon the exercise of a SAR (or upon the exercise of an option granted pursuant to the Plan). SARs are subject to such terms and conditions, not inconsistent with the Plan, as the compensation committee may impose. Any SAR granted under the Plan that relates to a specific option is only exercisable to the extent that the related option is exercisable.

     The term of each stock option or SAR granted to a key employee shall be determined by the compensation committee on the date of grant, subject to the limitations that (i) all such options and SARs will expire no later than ten years from the date of grant and (ii) the exercise price of such options and SARs may not be less than 100% of the fair market value per share of the Common Stock on the date of grant. In the event that the employment of a key employee shall terminate for reasons other than retirement with the consent of the Company, permanent disability or death, such employee's options and related SARs shall be exercisable only within three months after such termination and only to the extent that such options and SARs were exercisable immediately prior to such termination of employment. If such termination is due to retirement or permanent disability, the key employee may exercise options and SARs in full at any time during the remaining term provided therefor at the time of grant. Upon the termination of employment of a key employee by reason of death, such employee's options, to the extent then exercisable, may be exercised for a period of one year after the date of the employee's death, but no more than ten years after the date an option was granted.

     The Plan provides that an individual who becomes a nonemployee director shall be automatically granted an option and SAR with respect to 10,000 shares of Common Stock as of the date such person becomes a member of the Board of Directors. The Plan also currently provides that, commencing with the regular annual meeting of stockholders of the Company in 1991, each nonemployee director is automatically granted an option and SAR with respect to an additional 1,000 shares of Common Stock effective as of the date of each regular annual meeting at which such person is reelected or continues to serve as a Director. Subject to the approval of the third amendment to the Plan, this number of shares will be increased to 2,000.

     Options and SARs granted to a nonemployee director under the Plan have an exercise price equal to the market value of the Common Stock on the date of grant, are exercisable commencing one year after the date of grant and have a 10 year term. In the event of termination of service of a nonemployee director, options and SARs held by such nonemployee director will be exercisable only within 12 months after termination of service and only to the same extent they were exercisable on the date of termination, except that, if the termination is due to death, permanent disability or retirement pursuant to a Company policy, all options and SARs held by such nonemployee director shall be exercisable in full during the remaining term provided therefor at the time of grant.

     The Plan permits the Company to allow an optionee, upon exercise of an option, to satisfy any applicable federal income tax requirements in the form of either cash or, at the discretion of the compensation committee, shares of Common Stock, including shares issuable upon exercise of such option.

     The Plan provides that upon a change in control of the Company (i) outstanding stock options and SARs would become immediately vested and exercisable (with certain exceptions) and (ii) upon exercise of an option or SAR, the optionee would receive cash based on the spread between the exercise price, of such option or SAR and the premium price, if any, paid for the Common Stock in connection with such change in control. A change in control shall be deemed to occur if a person or group acquires 25% or more of the Company's voting securities, the Directors of the Company at the beginning of any two year period cease to constitute a majority of the Board of Directors during such period for any reason, the stockholders of the Company approve a merger or consolidation of the Company with any other company (with certain exceptions), the stockholders of the Company approve an agreement for the sale, exchange or disposition by the Company of all or a substantial portion of the Company's assets or the stockholders of the Company adopt a plan of complete liquidation of the Company.

     The Board of Directors of the Company may amend, suspend or terminate the Plan at any time, except that any amendment that would (i) increase the maximum number of shares that may be issued under options granted pursuant to the Plan,
(ii) change the class of employees eligible to receive grants under the Plan,
(iii) extend beyond 10 years the term of any option or SAR, (iv) extend the term of the Plan or (v) change the operation of grants to nonemployee directors requires stockholder approval unless, in each case, such approval is not required to meet the requirements of stockholder approval unless, in each case, such approval is not required to meet the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Unless the term of the Plan is extended or earlier terminated, the Plan will terminate on December 31, 1999.

     FEDERAL INCOME TAXES. As a general rule, no income will be recognized by an employee upon the grant of either ISOs and NSOs or by a nonemployee director upon the grant of a NSO. Upon the exercise of a NSO, the optionee will be treated as receiving compensation income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the option price paid for the shares, and the Company may claim a deduction for compensation paid in the same amount and at the same time as compensation is taxable to the optionee, provided the Company makes the proper tax withholding with respect to the exercise by an employee. Upon a subsequent disposition of the shares, any difference between the fair market value of the shares at the time of exercise and the amount realized on the disposition would be eligible for treatment as long-term capital gain or loss if the shares were held for more than twelve months. The exercise of an ISO (which may not be granted to a nonemployee director), on the other hand, does not subject the optionee to federal income tax; however, the "spread" upon the exercise of an ISO is an item of adjustment for purposes of the alternative minimum tax. If the optionee holds the shares of Common Stock received upon the exercise of an ISO for the requisite holding period, gain on the disposition of such shares is treated as long-term capital gain. If a disposition of such shares is made in a taxable transaction before expiration of the holding period, a portion of the gain on disposition will be treated as ordinary income and the balance as long-term or short-term capital gain, depending on the length of time the shares were held. The Company is allowed a deduction in the year of disposition of shares received upon exercise of an ISO only to the extent the amount of any gain is taxable to the optionee as ordinary income.

     An optionee who receives a SAR will not recognize any taxable income upon receipt of the SAR, but upon exercise of the SAR, the fair market value of the shares of Common Stock (or the cash in lieu of shares of Common Stock) received must be treated as ordinary income by the optionee for that year. Under such circumstances, the Company will, in general, be entitled to a deduction equal to the amount taxable to the optionee as ordinary income. If the optionee receives shares of Common Stock upon the exercise of a SAR and thereafter disposes of such shares in a taxable transaction, the difference between any amount realized on such disposition and the amount treated as ordinary income upon the exercise of the SAR will be treated as a capital gain or loss (provided the shares of Common Stock were held as a capital asset on the date of disposition), which will be a long or short-term capital gain or loss depending on the holding period of the shares of Common Stock, and taxed at the same rate as ordinary income.

     LIMITATION OF AMENDMENT. The Plan includes a provision which limits the number of amendments to the provisions regarding options and SARs granted to nonemployee directors to no more than one every six months.

     NEW BENEFITS UNDER PLAN. If the amendments to the Plan are approved by the stockholders of the Company, each of the nonemployee directors will receive options to purchase 2,000 shares of Common Stock (rather than 1,000 shares of Common Stock as currently provided in the Plan) on the date of the 1997 annual meeting of stockholders of the Company and on the date of each future annual meeting of the stockholders, in each case at option exercise prices equal to the trading price of the Common Stock on the date of grant. There are currently six
(6) nonemployee directors of the Company. The closing price of the Company's Common Stock on March 14, 1997 was $30.875 per share, as reported in THE WALL STREET JOURNAL (SOUTHWEST EDITION).

                                 OTHER MATTERS

     The Board of Directors of the Company knows of no business to be presented at the annual meeting other than that stated in the notice of such meeting. In the event, however, that other matters properly come before the meeting or any adjournment thereof, it is intended that the persons named in the accompanying Proxy and acting thereunder will vote in accordance with their best judgment.

     Regardless of the number of shares owned by you, it is important that they be represented at the meeting, and you are respectfully requested to sign, date and return the accompanying Proxy at your earliest convenience.

                                 ANNUAL REPORT

     The annual report to stockholders, including consolidated financial statements for the years ended December 31, 1996 and 1995, has been mailed to all stockholders.

                                FORM 10-K REPORT

     UPON THE WRITTEN REQUEST OF EACH STOCKHOLDER SOLICITED HEREBY, ADDRESSED TO THE COMPANY, ATTENTION: J. RANKIN TIPPINS, SECRETARY, 10500 WESTOFFICE DRIVE, SUITE 200, HOUSTON, TEXAS 77042-5391, THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 13A-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934 FOR THE YEAR ENDED DECEMBER 31, 1996.

                                           By Order of the Board of Directors.

                                                    J. RANKIN TIPPINS
                                              GENERAL COUNSEL AND SECRETARY

March 27, 1997

                                                                       EXHIBIT A

                              TECH-SYM CORPORATION
                             1990 STOCK OPTION PLAN

                               (THIRD AMENDMENT)

     This Third Amendment shall be effective upon its approval by the stockholders of Tech-Sym Corporation (the "Company") at the 1997 annual meeting of the stockholders. However, if the stockholders of the Company do not approve this Third Amendment at the 1997 annual meeting of stockholders of the Company, this amendment shall be null and void for all purposes. Further, no grants shall be made pursuant to this amendment prior to the date this amendment is approved by the stockholders. The terms of the Plan, as amended and restated by this Third Amendment, are as set forth below.

1.  PURPOSE

     The purpose of the Tech-Sym corporation 1990 Stock Option Plan (the "Plan") is to advance the interests of Tech-Sym Corporation (the "Company") and its Subsidiaries (as defined below) by providing incentive awards and stock ownership opportunities to those key employees including officers and directors who are employees) who contribute significantly to the performance of the Company and its Subsidiaries ("Key Employees") and stock ownership opportunities to the members of the Board of Directors of the company (the "Board") who are not employees of the Company or a Subsidiary ("Nonemployee Directors"). In addition, the Plan is intended to enhance the ability of the Company and its Subsidiaries to attract and retain individuals of superior managerial ability and to motivate such individuals to exert their best efforts towards future progress and profitability of the Company and its Subsidiaries.

     For purposes of the Plan, a Subsidiary shall be any corporation in which the Company has a direct or indirect ownership interest of 50% or more the total combined voting power of all classes of stock in such corporation.

2.  ADMINISTRATION AND INTERPRETATION

     a. ADMINISTRATION. The Plan shall be administered by a committee (the "Committee") consisting of not less than three members of the Board appointed by and serving at the pleasure of the Board; provided that each member shall be a "nonemployee director" within the meaning of Rule 16b-3 which has been adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as such Rule or its equivalent is in effect from time to time. The Board may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Committee may prescribe, amend and rescind rules and regulations for the administration of the Plan and shall have the full power and authority to construe and interpret the Plan. A majority of the members of the Committee shall constitute a quorum and the acts of a majority of the members present at a meeting or the acts of a majority of the members evidenced in writing shall be the acts of the Committee. The Committee may correct any defect or any omission or reconcile any inconsistency in the Plan or in any award or grant made hereunder in the manner and to the extent it shall deem desirable.

     The Committee shall have the full and exclusive right to grant all Options and SARs (both as defined below), other than the automatic grant of Options and SARs to Nonemployee Directors as provided in

Section 5 below. In granting Options or SARs, the Committee shall take into consideration the contribution the employee has made or may make to the success of the Company or its Subsidiaries and such other considerations as the Committee shall determine. The Committee shall also have the authority to consult with and receive recommendations from officers and other employees of the Company and its Subsidiaries with regard to these matters. In no event shall any employee, his legal representatives, heirs, legatees, distributees, or successors have any right to participate in the Plan, except to such extent, if any, as the Committee shall determine.

     The Committee may from time to time in granting Options or SARs under the Plan prescribe such other terms and conditions concerning such Options or SARs as it deems appropriate, provided that such terms and conditions are not more favorable to the Key Employee than those expressly set forth in the Plan.

     The day-to-day administration of the Plan may be carried out by such officers and employees of the Company and its Subsidiaries as shall be designated from time to time by the Committee.

     b. INTERPRETATION. The interpretation and construction by the Committee of any provisions of the Plan or of any award or grant under the Plan and any determination by the Committee under any provision of the Plan or any such award or grant shall be final and conclusive for all purposes.

     c. LIMITATION ON LIABILITY. Neither the Committee nor any member thereof shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan in good faith, and the members of the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including counsel fees) arising therefrom to the full extent permitted by law and under any directors and officers liability insurance coverage that may be in effect from time to time.

3.  SHARES SUBJECT TO AWARDS UNDER THE PLAN

     a. LIMITATION ON NUMBER OF SHARES. The shares subject to grants of Options and SARs shall be shares of the Company's authorized but unissued common stock, par value $.10 per share, and shares, if any, of such common stock that are issued but not outstanding and held as treasury stock by the Company ("Common Stock"). Subject to adjustment as hereinafter provided, the aggregate number of shares of Common Stock as to which Options and/or SARs may be granted under the Plan shall not exceed 1,158,000 shares.

     Shares of Common Stock ceasing to be subject to an Option or SAR because of the exercise of such Option or SAR shall no longer be subject to any further grant under the Plan. If any outstanding Option or SAR, in whole or in part, expires or terminates unexercised or is cancelled for any reason prior to January 1, 2000, the shares of Common Stock allocable to the unexercised, terminated, cancelled or forfeited portion of such Option or SAR may again be made the subject of grants under the Plan.

     b. ADJUSTMENTS OF AGGREGATE NUMBER OF SHARES. The aggregate number of shares of Common Stock stated in Section 3(a) shall be subject to appropriate adjustment, from time to time, in accordance with the provisions of Section 6 hereof. In the event of a change in the Common Stock of the Company that is limited to a change in the designation thereof to "Capital Stock" or other similar designation, or to a change in the par value thereof, or from par value to no par value, without increase or decrease in the number of issued shares, the shares resulting from any such change shall be deemed to be Common Stock within the meaning of the Plan.

4.  ELIGIBILITY

     The individuals eligible to receive Options and/or SARs under the Plan shall be those Key Employees as the Committee from time to time shall determine. In addition, each Nonemployee Director shall automatically receive Options and SARs under the Plan as provided in Section 5 below.

5.  STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

     a.  GRANTS OF OPTIONS.

          (1) IN GENERAL. Options granted under the Plan may be either "Incentive Stock Options" or "Non-qualified Stock Options" (both as defined below and collectively referred to as "Options"), or both. Options granted under the Plan shall be such type and for such number of shares of Common Stock, subject to such terms and conditions as the Committee shall designate.

          The Committee may grant Incentive Stock Options and/or Non-qualified Stock Options to Key Employees at any time and from time to time before January 1, 2000.

          (2) INCENTIVE STOCK OPTIONS. The term "Incentive Stock Option" shall mean an Option, or portion thereof, that is intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

          (3) NON-QUALIFIED STOCK OPTIONS. The term "Non-qualified Stock Option" shall mean any Option, or portion thereof, that is not an Incentive Stock Option. Except as specifically provided herein, the provisions of this Plan shall apply in the same manner to Incentive Stock Options and to Non-qualified Stock Options.

     b.  GRANTS OF STOCK APPRECIATION RIGHTS.

          (1) IN GENERAL. The term stock appreciation right or "SAR" shall mean the right to receive from the Company an amount equal to the Market Value Per Share (as defined in Section 5c.(4) below) on the exercise date, over the Market Value Per Share on the date of grant, multiplied by the total number of shares of Common Stock for which the SAR is exercised. The amount payable by the Company upon the exercise of a SAR may be paid in cash or in shares of Common Stock or in any combination thereof as the Committee in its sole discretion shall determine, but no fractional shares shall be issuable pursuant to any SAR.

          SARs may be granted by the Committee to any Key Employee at any time and from time to time before January 1, 2000. A SAR may, but need not, relate to a specific Option granted under this Plan. If a SAR relates to a specific Option, it may be granted either concurrently with the Option or at any time prior to the exercise, termination, cancellation or expiration of such Option.

          (2) LIMITATIONS ON SARS. The Committee may fix such waiting periods, exercise dates or other limitations as it shall deem appropriate with respect to SARs granted under the Plan; provided, however, that each SAR granted hereunder shall be exercisable only upon consent of the Committee; and provided further, that a SAR that relates to a specific Option shall be exercisable only when and to the extent that the Option to which it relates is exercisable.

     c. TERMS OF OPTIONS AND SARS. Options and SARs granted pursuant to this Plan shall be evidenced by stock option agreements and/or SAR agreements respectively (collectively referred to herein as "agreements") that shall comply with and be subject to the following terms and conditions and may contain such other provisions, consistent with this Plan, as the Committee shall deem advisable. SARs that relate to a specific Option, however, may be evidenced by stock option agreements or agreements amending and/or forming a part of the stock option agreements to which such SARs relate. Reference herein to agreements shall include, to the extent applicable, any amendments to such agreements.

          (1) PAYMENT OF OPTION EXERCISE PRICE. Upon exercise of an Option, the full option exercise price for the shares with respect to which the Option is being exercised shall be payable to the Company (i) in cash or by check payable and acceptable to the Company or (ii) subject to the approval of the Committee, (a) by tendering to the Company shares of Common Stock owned by the optionee having an aggregate Market Value Per Share as of the date of exercise and tender that is not greater than the full option exercise price for the shares with respect to which the Option is being exercised and by paying any remaining amount of the option exercise price as provided in (i) above (provided that the Committee may, upon confirming that the optionee owns the number of shares being tendered, authorize the issuance of a new certificate for the number of shares being acquired pursuant to the exercise of the Option less the number of shares being tendered upon the exercise and return to the optionee (or not require surrender of) the certificate for the shares being tendered upon the exercise) or (b) by the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the company to pay the option exercise price; provided that in the event the optionee chooses to pay the option exercise price as provided in
     (ii)(b) above, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure. Payment instruments will be received subject to collection.

          (2) NUMBER OF SHARES. Each agreement shall state the total number of shares of Common Stock that are subject to the Option and/or SAR.

          (3) EXERCISE PRICE. The exercise price for each Option and SAR shall be fixed by the Committee at the date of grant, but in no event may such exercise price per share be less than the Market Value Per Share (as defined below) on the date of the grant of the Option or SAR.

          (4) MARKET VALUE PER SHARE. The Market Value Per Share as of any particular date shall be determined by any fair and reasonable means determined by the Committee, which may include, if the Common Stock is listed for trading on the New York Stock Exchange, the closing price published in THE WALL STREET JOURNAL reports of New York Stock Exchange -- Composite Transactions for the day of the grant, or if no trade of the Common Stock shall have been reported for such date, the closing price which is published in THE WALL STREET JOURNAL reports of the New York Stock Exchange -- Composite Transactions for the next day prior thereto on which a trade of the Common Stock was so reported.

          (5) TERM. The term of each Option and/or SAR shall be determined by the Committee at the date of grant; provided, however, that each Option and/or SAR shall, notwithstanding anything in the Plan or an agreement to the contrary, expire ten years from the date the Option or SAR is granted or, if earlier, the date specified in the agreement at the date of grant of such Option or SAR.

          (6) DATE OF EXERCISE. In the discretion of the Committee, each agreement may contain a provision not inconsistent with Section 8 hereof stating that the Option and/or SAR granted therein may not be exercised in whole or in part for a period or periods of time specified in such agreement, subject to Section 8, and except as so specified therein, any Option or SAR may be exercised in whole at any time or in part from time to time during its term. The Committee may, however, at any time, in its sole discretion amend any outstanding Option or SAR to accelerate the time that such Option or

     SAR shall be exercisable or to provide that the time for exercising such Option or SAR shall be accelerated upon the occurrence of a specified event.

          (7) TERMINATION OF EMPLOYMENT. In the event that an individual's employment with the Company and its Subsidiaries shall terminate, for reasons other than (i) retirement with the consent of the Company or the individual's employing Subsidiary, as the case may be, ("retirement"),
     (ii) permanent disability or (iii) death, the individual's Options and/or SARs shall be exercisable by him, subject to subsections (5) and (6) above, only within three months after such termination, but only to the extent the Option and/or SAR was exercisable immediately prior to such termination of employment.

          If, however, any termination of employment is due to retirement or permanent disability, the individual shall have the right after such termination of employment, subject to the provisions of subsections (5) and
     (6) above, to exercise any outstanding Option and/or SAR in full at any time during the remaining term provided therefor in the related agreements. Whether any termination of employment is due to retirement or permanent disability shall be determined by the Committee.

          If an individual shall die while entitled to exercise an Option and/or SAR, the individual's estate, personal representative or beneficiary, as the case may be, shall have the right, subject to the provisions of subsections (5) and (6) above, to exercise such Option and/or SAR at any time within 12 months from the date of the optionee's death, to the extent that the optionee was entitled to exercise the same on the day immediately prior to the optionee's death.

     d. EFFECTS OF EXERCISE OF OPTIONS AND SARS. The right of an individual to exercise an Option or SAR shall terminate to the extent that such Option or SAR is exercised and, to the extent that a SAR relates to a specific Option, the exercise of the SAR shall terminate a corresponding portion of the related Option and, conversely, to the extent that such optionee exercises the related Option, a corresponding portion of such SAR shall terminate.

     e. OPTIONS AND SARS GRANTED BY OTHER CORPORATIONS. Options and SARs may be granted under the Plan from time to time in substitution for stock options and stock appreciation rights held by employees of corporations who become Key Employees as a result of a merger or consolidation of the employer corporation with the Company or a Subsidiary, or the acquisition by the Company or a Subsidiary of assets of the employer corporation, or the acquisition by the Company or a Subsidiary of stock of the employer corporation, with the result that such employer corporation becomes a Subsidiary.

     f. OPTIONS AND SARS GRANTED TO NONEMPLOYEE DIRECTORS. Options and SARs granted to Nonemployee Directors shall be subject to all provisions and terms of this Plan otherwise applicable thereto, except that notwithstanding such other provisions and terms of this Plan to the contrary, all Options and SARs granted to Nonemployee Directors shall be subject to the following provisions:

          (1) TYPE AND TERMS OF AWARDS. Each Option granted to a Nonemployee Director shall be a Non-qualified Stock Option and shall be automatically accompanied by an SAR for the entire number of shares subject to the Option. The agreement with respect to each such grant shall provide that the accompanying SAR, if and to the extent exercised, shall be automatically paid one-half in cash and one-half in shares of Common Stock except that no fractional shares of Common Stock shall be issued. All Options and SARs granted to Directors shall have an exercise price equal to the Market Value Per Share on the date of grant, shall become exercisable on and after the first anniversary of the date of grant (except as provided in Section 8) and shall have a term of ten years unless earlier terminated as provided in (3) below.

          (2) GRANTING OF AWARDS. Each person who is elected or appointed to the Board as a Nonemployee Director for the first time shall automatically receive, on the date of his or her election or appointment, an Option for 10,000 shares of Common Stock. On the date of the regular annual meeting of the stockholders of the Company in each year that this Plan is in effect (commencing with the 1997 annual meeting of stockholders), each Nonemployee Director who is in office on that day and who was not elected for the first time at such annual meeting shall automatically receive an Option for 2,000 shares of Common Stock.

          (3) TERMINATION OF SERVICE. In the event that a Nonemployee Director ceases to be a member of the Board, Options and SARs then held by such individual shall be exercisable, subject to subsections c.(5) and (6) above, only within 12 months after such termination of service and only to the same extent that such Options and SARs were exercisable on the date of such termination; provided, however, that if the termination is due to the death, permanent disability or retirement of the individual pursuant to a Company policy, all Options and SARs held by such Nonemployee Director shall be exercisable after the date of such termination of service in full at any time during the remaining term provided therefor in the related agreements, subject to subsections c.(5) and (6) above.

     g. INDIVIDUAL LIMITS. Notwithstanding anything in the Plan to the contrary, no person may receive Options and SARs with respect to more than 250,000 shares of Common Stock during any calendar year, but disregarding any SAR granted in tandem with an Option.

6.  RECAPITALIZATION

     The aggregate number of shares stated in Section 3a, the number of shares of Common Stock to which each outstanding Option and SAR relates, and the exercise price in respect of each such Option and SAR shall be adjusted in an equitable manner determined by the Committee, in its sole discretion and without liability to any person, in the event of (i) a subdivision or consolidation of shares of Common Stock or other capital adjustments, (ii) the payment of a stock dividend or a recapitalization or (iii) a "corporate transaction", as such term is deemed in Treasury Regulation ^1.425-1(a)(1)(ii), or any other transaction which, in the opinion of the Committee, is similar to a "corporate transaction", as deemed by the said Treasury Regulations as in effect on January 1, 1990, including without limitation any spin-off or other distribution to the security holders of the Company of securities or property of the Company or a Subsidiary. The Committee may exercise its discretion to make any such adjustments on an optionee-by-optionee basis and with respect to all or only some of the Options or SARs held by an optionee.

7.  MERGER OR CONSOLIDATION

     Except as otherwise provided in Section 8 below, after a merger of one or more corporations into the Company in which the Company shall survive, or after a consolidation of the Company and one or more corporations, in which the resulting corporation remains, as an independent, publicly-owned corporation, an optionee shall, at the same cost, be entitled upon the exercise of an Option or SAR to receive (subject to any required action by stockholders and the discretion of the Committee as to the payment of cash with respect to a SAR) such stock, cash and/or securities of the surviving or resulting corporation as the board of directors of such corporation, in its sole discretion and without liability to any person, shall determine to be equivalent, as nearly as practicable, to the nearest whole number and class of shares of Common Stock or other securities that were then subject to such Option or SAR and such shares of stock or other securities shall, after such merger or consolidation, be deemed to be shares of Common Stock for all purposes of the Plan and any agreement.

8.  CHANGE IN CONTROL

     In the event of a Change in Control (as defined below), then, notwithstanding any other term of this Plan or any agreement to the contrary, any and all outstanding Options and SARs not fully vested shall automatically vest in full and, except as provided below with respect to a person subject to
Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), be immediately exercisable. The date on which such accelerated vesting and immediate exercisability shall occur (the "Acceleration Date") shall be the date of the occurrence of the Change in Control.

     A "Change in Control" shall be deemed to have occurred if:

          (a) any "person," as such term is used in Section 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company) together with its "Affiliates" and "Associates", as such term is defined in Rule 12b-2 of the Exchange Act, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities;

          (b) during any period of two consecutive years (not including any period prior to the effective date of this Plan), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a), (c) or
     (d) of this definitions) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

          (c) the stockholders of the Company approve a merger or consolidation of the Company with any other company other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80% of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as herein above defined) acquires more than 25% of the combined voting power of the Company's then outstanding securities; or

          (d) the stockholders of the Company adopt a plan of complete liquidation of the Company or approve an agreement for the sale, exchange or disposition by the Company of all or a significant portion of the Company's assets. For purposes of this clause (d), the term "the sale, exchange or disposition by the Company of all or a significant portion of the Company's assets" shall mean a sale or other disposition transaction or series of related transactions involving assets of the Company or any Subsidiary (including the stock of any Subsidiary) in which the value of the assets or stock being sold or otherwise disposed of (as measured by the purchase price being paid therefor or by such other method as the Board determines is appropriate in a case where there is no readily ascertainable purchase price) constitutes more than 25% of the fair market value of the Company (as hereinafter defined). For purposes of the preceding sentence, the "fair market value of the Company" shall be the aggregate market value of the outstanding shares of common stock of the Company (on a fully diluted basis) plus the aggregate market value of the Company's other outstanding equity securities. The aggregate market value of the shares of common stock of the Company shall be determined by multiplying the number of shares of the Company's common stock (on a fully diluted basis) outstanding on the date of the execution and delivery of a definitive agreement with respect to the transaction or series of related transactions (the "Transaction Date") by the average closing price of the shares of common stock of the Company for the ten trading days immediately preceding the Transaction Date. The aggregate market value of any other equity securities of the Company shall be determined in a manner similar to that prescribed in the immediately preceding sentence for determining the aggregate market value of the shares of common stock of the Company or by such other method as the Board shall determine is appropriate.

     Notwithstanding the foregoing however, a Change in Control shall not be deemed to have occurred if, prior to the time a Change in Control would otherwise be deemed to have occurred pursuant to the above provisions, the Board determines otherwise.

     If during the 60-day period following any such Acceleration Date or, with respect to an Option or SAR granted to an officer or director subject to Section 16(b) of the Exchange Act, the 60-day period following the earlier of the date that Section 16(b) of the Exchange Act ceases to apply to such person or six months following the date of grant of such Option or SAR (but not to exceed the remaining term of such Option or SAR), a participant (or beneficiary thereof) elects to exercise an Option or SAR, the holder shall receive in cash whichever of the following amounts is applicable:

          (i) with respect to an acquisition of Common Stock described in clause
     (a) of the definition of Change in Control, an amount equal to the Acquisition Spread (as defined below);

          (ii) with respect to a change in composition of the Board described in clause (b) of the definition of Change in Control, an amount equal to the Spread (as defined below); or

          (iii) with respect to stockholder approval of an agreement or adoption of a plan described in clause (c) or (d) of the definition of Change in Control, an amount equal to the Merger Spread (as defined below).

Notwithstanding the foregoing provisions of this Section 8, in the case of an exercise in respect of an Incentive Stock Option, the holder may not receive an amount in excess of the maximum amount that will enable such option to continue to qualify as an Incentive Stock Option.

     As used in this Section 8, the following terms shall have the meaning indicated:

          (1) The term "Acquisition Price Per Share" shall mean the greater of (i) the highest price paid by a person (or an Affiliate or Associate thereof) for any share of Common Stock acquired prior to, but in connection with, a Change in Control described in clause (a) of the definition of a Change in Control or (ii) the highest Market Value Per Share for any day during the 60-day period ending on the date the Option or SAR is exercised.

          (2) The term "Acquisition Spread" shall mean an amount equal to the product obtained by multiplying (i) the excess of (A) the Acquisition Price Per Share over (B) the price per share of Common Stock at which the Option or SAR is exercisable, by (ii) the number of shares of Common Stock with respect to which such Option or SAR is being exercised.

          (3) The term "Merger Price Per Share" shall mean the greater of (i) the fixed or formula price for the acquisition of shares of Common Stock specified in such agreement or adoption, if such fixed or formula price is determinable on the date on which such Option or SAR is exercised, and (ii) the highest Market Value Per Share for any day during the 60-day period ending on the date on which such Option or SAR is exercised.

          (4) The term "Merger Spread" shall mean an amount equal to the product obtained by multiplying (i) the excess of (A) the Merger Price Per Share over (B) the price per share of Common Stock at which the Option or SAR is exercisable, by (ii) the number of shares of Common Stock with respect to which such Option or SAR is being exercised.

          (5) The term "Spread" shall mean an amount equal to the product obtained by multiplying (i) the excess of (A) the highest Market Value Per Share for any day during the 60-day period ending on the date the Option or SAR is exercised over (B) the price per share of Common Stock at which the Option or SAR is exercisable, by (ii) the number of shares of Common Stock with respect to which the Option or SAR is being exercised.

     The Company intends that this Section 8 shall comply with the requirements of Rule 16b-3 and any future rules promulgated in substitution therefor ("the Rule") under the Exchange Act during the term of the Plan. Should any provision of this Section 8 not be necessary to comply with the requirements of the Rule or should any additional provisions be necessary for this Section 8 to comply with the requirements of the Rule, the Board may amend the Plan to add to or modify the provisions of the Plan accordingly.

9.  EMPLOYEE'S AGREEMENT

     If, at the time of the exercise of any Option or SAR, in the opinion of counsel for the Company, it is necessary or desirable, in order to comply with any then applicable laws or regulations relating to the sale of securities, for the individual exercising the Option or SAR to agree to hold any shares issued to the individual for investment and without intention to resell or distribute the same and for the individual to agree to dispose of such shares only in compliance with such laws and regulations, the individual will, upon the request of the Company, execute and deliver to the Company a further agreement to such effect.

10.  WITHHOLDING FOR TAXES

     Any cash payment under the Plan shall be reduced by any amounts required to be withheld or paid with respect thereto under all present or future federal, state and local tax and other laws and regulations that may be in effect as of the date of each such payment ("Tax Amounts"). Any issuance of Common Stock pursuant to the exercise of an Option or other distribution of Common Stock under the Plan shall not be made until appropriate arrangements have been made for the payment of any amounts that may be required to be withheld or paid with respect thereto. Such arrangements may, at the discretion of the Committee, include allowing the optionee to tender to the Company shares of Common Stock owned by optionee, or to request the Company to withhold a portion of the shares of Common Stock being acquired pursuant to the exercise or otherwise distributed to optionee, which have a Market Value Per Share as of the date of such exercise, tender or withholding that is not greater than the sum of all Tax Amounts, together with payment of any remaining portion of all Tax Amounts in cash or by check payable and acceptable to the Company.

11.  TERMINATION OF AUTHORITY TO GRANT AWARDS

     No Options or SARs may be granted pursuant to this Plan after December 31, 1999.

12.  AMENDMENT AND TERMINATION

     The Board may from time to time and at any time alter, amend, suspend, discontinue or terminate this Plan and any grants hereunder; provided, however, that no such action of the Board may, without the approval of the stockholders of the Company, alter the provisions of the Plan so as to (i) increase the maximum number of shares of Common Stock that may be subject to grants and distributed in the payment of exercises under the Plan (except as provided in Section 3b); (ii) change the class of employees eligible to receive grants under the Plan; (iii) extend beyond ten years the maximum terms of Options or SARs granted under the Plan or extend the term of the Plan; or (iv) change the operation of Section 5f., concerning automatic grants to Nonemployee Directors, unless, in each case, such approval is not required to meet the requirements of the Rule.

13.  PREEMPTION BY APPLICABLE LAWS AND REGULATIONS

     Anything in the Plan or any agreement entered into pursuant to the Plan to the contrary notwithstanding, if, at any time specified herein or therein for the making of any determination, the issuance or other distribution of shares of Common Stock, or the payment of consideration to an employee as a result of the exercise of any SAR, as the case may be, any law, regulation or requirement of any governmental authority having jurisdiction in the premises shall require either the Company or the employee (or the employee's beneficiary), as the case may be, to take any action in connection with any such determination, the shares then to be issued or distributed, or such payment, the issue or distribution of such shares or the making of such determination or payment, as the case may be, shall be deferred until such action shall have been taken.

14.  CHANGE IN CONTROL LIMITATION

     Notwithstanding any other provision in the Plan, to the extent that the acceleration of exercisability of an Option or SAR under this Plan following a Change in Control, when aggregated with other payments or benefits to the participant, whether or not payable pursuant to this Plan, would, as determined by tax counsel selected by the Company, result in "excess parachute payments" (as defined in Section 280G of the Code) such parachute payments or benefits provided to a participant under this Plan shall be reduced to the extent necessary so that no portion thereof shall be subject to the excise tax imposed by Section 4999 of the Code, but only if, by reason of such reduction, the participant's net after tax benefit shall exceed the net after tax benefit if such reduction were not made. "Net after tax benefit" shall mean the sum of
(i) all payments and benefits which a participant receives or is then entitled to receive that would constitute a "parachute payment" within the meaning of
Section 280G of the Code, less (ii) the amount of federal income taxes payable with respect to the payments and benefits described in (i) above calculated at the maximum marginal income tax rate for the year in which such payments and benefits shall be paid to the participant (based upon the rate for such year as set forth in the Code at the time of the first payment of the foregoing), less
(iii) the amount of excise taxes imposed with respect to the payments and benefits described in (i) above by Section 4999 of the Code.

15.  MISCELLANEOUS

     a. NO EMPLOYMENT CONTRACT. Nothing contained in the Plan shall be construed as conferring upon any employee the right to continue in the employ of the Company or any Subsidiary.

     b. EMPLOYMENT WITH SUBSIDIARIES. Employment by the Company for the purpose of this Plan shall be deemed to include employment by, and to continue during any period in which an employee is in the employment of, any Subsidiary.

     c. NO RIGHTS AS A STOCKHOLDER. A participant shall have no rights as a stockholder with respect to shares covered by such participant's Option or SAR until the date of the issuance of shares to the participant pursuant thereto. No adjustment will be made for dividends or other distributions or rights for which the record date is prior to the date of such issuance.

     d. NO RIGHT TO CORPORATE ASSETS. Nothing contained in the Plan shall be construed as giving any participant, such participant's beneficiaries or any other person any equity or other interest of any kind in any assets of the Company or any Subsidiary or creating a trust of any kind or a fiduciary relationship of any kind between the Company or a Subsidiary and any such person.

     e. NO RESTRICTION ON CORPORATE ACTION. Nothing contained in the Plan shall be construed to prevent the Company or any Subsidiary from taking any corporate action that is deemed by the Company or such Subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any grant made under the Plan. No participant, beneficiary or other person shall have any claim against the Company or any Subsidiary as a result of any such action.

     f. NON-ASSIGNABILITY. A participant shall not have the power or right to sell, exchange, pledge, transfer, assign or otherwise encumber or dispose of such participant's interest in any grant under the Plan nor shall such interest be subject to seizure for the payment of a participant's debts, judgments, alimony, or separate maintenance or be transferable by operation of law in the event of a participant's bankruptcy or insolvency and to the extent any such interest arising under the Plan is awarded to a spouse pursuant to any divorce proceeding, such interest shall be deemed to be terminated and forfeited notwithstanding an vesting provisions or other terms herein or in the agreement evidencing such aware.

     g. APPLICATION OF FUNDS. The proceeds received by the Company from the sale of shares pursuant to the Plan will be used for general corporate purposes.

     h. SALE OF SUBSIDIARY OR ASSETS. In the event a Key Employee ceases to be employed by the Company or a Subsidiary as a result of a sale or other disposition by the Company of a Subsidiary or all or part of the business operations of the Company or a Subsidiary, the Committee, in its sole discretion, may accelerate the exercisability of any grant under the Plan, in whole or in part, as it deems appropriate.

     i. GOVERNING LAW; CONSTRUCTION. All rights and obligations under the Plan shall be governed by, and the Plan shall be construed in accordance with, the laws of the State of Texas without regard to the principles of conflicts of laws. Titles and headings to Sections herein are for purposes of reference only, and shall in no way limit, define or otherwise affect the meaning or interpretation of any provisions of the Plan.

Effective Date of Plan: February 15, 1990.
Effective Date of Third Amendment: April 29, 1997.

                              FRONT SIDE OF PROXY

PROXY                         TECH-SYM CORPORATION                         PROXY

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoint(s) WENDELL W. GAMEL, ROBERT E. MOORE and J. RANKIN TIPPINS, or any of them, lawful attorneys and proxies of the undersigned to vote as Proxy at the Annual Stockholders' Meeting of Tech-Sym Corporation (herein the "Company") to be held on April 29, 1997, and any adjournment(s) thereof, according to the number of votes owned by the undersigned as follows:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS NUMBERED 1, 2 AND 3.

PROPOSAL 1. The Election of Directors:
[ ] FOR nominees                                      [ ] WITHHOLD AUTHORITY
listed below                                          to vote for all nominees
(except as marked                                     listed below
to the contrary below)

           W. Creech, M. Forrest, A. Gallotta, W. Gamel, C. Kraft, R. Moore, C. Scribner, C. Watt

            INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME HERE:

-------------------------------------------------------------------------------

   PROPOSAL 2: Ratification of the appointment of Price Waterhouse LLP as the independent accountants of the Company for the year 1997.
                      [ ] FOR      [ ] AGAINST       [ ] ABSTAIN

  PROPOSAL 3: To approve the Third Amendment to the Tech-Sym Corporation 1990 Stock Option Plan.
                      [ ] FOR      [ ] AGAINST       [ ] ABSTAIN

                   (continued and to be signed on other side)

                               BACK SIDE OF PROXY

In accordance with their discretion, said Attorneys and Proxies are authorized to vote upon such other matters or proposals not known at the time of solicitation of this proxy which may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. ANY PRIOR PROXY IS HEREBY REVOKED.

                                                Dated: ___________________, 1997

                                                --------------------------------
                                                           Signature

                                                --------------------------------
                                                  (Signature if held jointly)

                                                Please sign exactly as your name
                                                appears at the left. When shares
                                                are held by joint tenants, both
                                                should sign. When signing as
                                                attorney, executor,
                                                administrator, trustee or
                                                guardian, please give full title
                                                as such. If a corporation,
                                                please sign in full corporate
                                                name by president or other
                                                authorized person. If a
                                                partnership, please sign in
                                                partnership name by authorized
                                                person.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD
PROMPTLY, USING THE ENCLOSED ENVELOPE. THANK YOU.